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                                                                    Exhibit 11.1

               NEOPROBE CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF NET LOSS PER SHARE



                                                                     Twelve Months Ended December 31,
                                                                   1999                 1998                 1997
                                                           ------------         ------------         ------------

Loss attributable to common stockholders                   ($ 7,894,523)        ($28,032,752)        ($23,246,528)

Weighted average number of shares outstanding:

Weighted average common shares
 outstanding beginning of period                             22,887,910           22,763,430           22,586,527

Weighted average common shares
 issued during period                                           115,551               78,802              148,115
                                                           ------------         ------------         ------------


Weighted average number of shares outstanding
 used in computing basic net loss per share                  23,003,461           22,842,232           22,734,642
                                                           ============         ============         ============


Weighted average number of shares outstanding
 used in computing diluted net loss per share                23,003,461           22,842,232           22,734,642
                                                           ============         ============         ============


Loss per share attributable to common stockholders:
 Basic                                                     ($      0.34)        ($      1.23)        ($      1.02)
                                                           ============         ============         ============


 Diluted                                                   ($      0.34)        ($      1.23)        ($      1.02)
                                                           ============         ============         ============